UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 11, 2008

CHINA WIND SYSTEMS, INC.
(Exact name of registrant as specified in Charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China
 (Address of Principal Executive Offices)

(86) 510-8338-6339
 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 11, 2008, Adam Wasserman resigned as Chief Financial Officer of China Wind Systems, Inc. (the “Company”).  There was no disagreement or dispute between Mr. Wasserman and the Company which led to his resignation.  Mr. Wasserman will continue his employment with the Company as vice president of financial reporting.

On December 11, 2008, the board of directors appointed Leo Wang as Chief Financial Officer of the Company, effective December 11, 2008. There are no understandings or arrangements between Mr. Wang and any other person pursuant to which Mr. Wang was elected as an executive officer. Mr. Wang does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

On December 11, 2008, the Company entered into an employment agreement with Mr. Wang as Chief Financial Officer, for an initial term of three years. Pursuant to the agreement, Mr. Wang shall receive an initial annual salary of $100,000, subject to adjustment.  Mr. Wang shall also receive up to an aggregate of 166,667 shares of common stock of the Company during the initial term of the agreement as follows. The shares shall vest, and be issued, on a quarterly basis at the rate of 13,889 shares each calendar quarter, beginning March 31, 2009, until the termination of the agreement.  The shares shall be subject to a nine month lock-up period from the date of issuance.

Mr. Wang is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. Mr. Wang’s employment with the Company may be terminated at any time, with or without cause. In the event that Mr. Wang’s employment is terminated by the Company without cause, Mr. Wang is entitled to a severance payment of the lesser of three months’ salary or the salary remaining under the agreement, as well as any previously declared bonus and any unvested shares issued pursuant to the agreement.  In the event that Mr. Wang terminates his employment, he shall be entitled to a severance payment equivalent to the lesser of three months’ salary or the salary remaining under the agreement.

Mr. Wang was the Company’s senior vice president of finance from August 2008 until December 11, 2008.  Mr. Wang has been the principal of Cambridge Invest, a New York based investment advisory firm specializing in China, since January 2004.  He served as the chief financial officer of Renhuang Pharmaceuticals, Inc. from July to September 2006.  Prior to January 2004, Mr. Wang held positions at Global Guardian Group (a New York based hedge fund) and Fleet Boston Financial Corp (now merged into Bank of America).  Mr. Wang holds an MBA in finance from Massachusetts Institute of Technology and a PhD in economics from University of Oslo.  He was also a Norwegian Science Foundation scholar at Harvard University.

A copy of the press release announcing Mr. Wang’s appointment is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Employment Agreement, dated December 11, 2008, by and between China Wind Systems, Inc. and Leo Wang.
99.2	Press Release, dated December 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008	China Wind Systems, Inc.

By:	/s/ Leo Wang
Leo Wang
Chief Financial Officer